Consent of Independent Registered Public Accounting Firm

Management of the Trust’s Sponsor and Trustee

GraniteShares Platinum Trust:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, NY

October 24, 2019